                                 EMPLOYMENT AGREEMENT           EXHIBIT 10.26
                                OF STEPHEN P. PEZZOLA
                                         WITH
                    DSP COMMUNICATIONS, INC. AND DSP TELECOM, INC.


    THIS EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into effective as of the 16th day of September, 1996, by and between DSP COMMUNICATIONS, INC., a Delaware corporation (hereinafter "DSPC"), DSP TELECOM, INC., a California corporation (hereinafter the "Corporation"), and STEPHEN P. PEZZOLA (hereinafter "Pezzola").

                                       RECITALS

    A. Effective September 16, 1996, Pezzola was employed by DSPC as its General Counsel, and to serve as an employee of the Corporation. DSPC is the parent corporation of the Corporation.
    B. DSPC, the Corporation, and Pezzola desire to document the terms of their employment agreement entered into on September 16, 1996 as set forth in this Agreement.

                                      AGREEMENT

    NOW, THEREFORE, the parties hereto hereby agree as follows:
    1.   EMPLOYMENT DUTIES.
         a. GENERAL. The Corporation hereby agrees to employ Pezzola, and Pezzola hereby agrees to accept employment with the Corporation, on the terms and conditions hereinafter set forth.
         b. CORPORATION'S DUTIES. The Corporation shall allow Pezzola to, and Pezzola shall, perform responsibilities normally incident to his position as General Counsel of DSPC, commensurate with his background, education, experience and professional standing. The Corporation shall provide Pezzola with a private office, stenographic help, office equipment, supplies, customary services and cooperation suitable for the performance of his duties.


         c. PEZZOLA'S DUTIES. Unless otherwise agreed to by the parties, Pezzola shall serve as General Counsel of DSPC, and to the extent requested by the Board of Directors, as General Counsel for any and all subsidiaries of DSPC. For purposes of acting as an attorney for DSPC (or any of its subsidiaries), Pezzola shall owe his duties of loyalty and confidentiality directly to DSPC (or any of its subsidiaries). Pezzola shall devote such time in executing his duties as General Counsel as is deemed needed by DSPC's Chairman of the Board of Directors. Pezzola shall not be required to devote his full time efforts to the Corporation or DSPC. It is intended that Pezzola will work part time, approximately thirteen (13) hours per week, and that he will serve as General Counsel of other entities and as an owner in an investment entity.

Pezzola shall report directly to the Chairman of the Compensation Committee and to the Board of Directors of DSPC. Mr. Pezzola shall inform the Chairman of the DSPC Compensation Committee of any other positions that he takes with any other entity, beyond the positions that he currently holds. Pezzola's duties shall be performed primarily in the San Francisco Bay Area, and more particularly, in either Cupertino or Oakland, California, at the option of Pezzola.
    2. TERM. This Agreement shall terminate December 31, 1998, unless (a) extended as set forth herein, or (b) terminated sooner under the terms of this Agreement. Thereafter, this Agreement may be renewed by Pezzola and the Board of Directors of DSPC on such terms as the parties may agree to in writing. Absent written notice to the contrary, thirty (30) days prior to the end of the employment term, this Agreement will be renewed for consecutive one (1) year extensions. As used herein, the term "employment term" refers to the entire period of employment of Pezzola hereunder, including any extensions.
    3.   COMPENSATION.  Pezzola shall be compensated as follows:
         a. FIXED SALARY. Effective September 16, 1996, Pezzola shall receive a fixed annual salary of Ninety Thousand Dollars ($90,000). Beginning on January 1, 1997, and continuing thereafter, Pezzola shall receive a fixed salary of Ninety-five Thousand Dollars ($95,000). The Corporation agrees to review the fixed salary following the end of each calendar year during the employment term based upon Pezzola's services and the financial results of DSPC during the calendar year, and to make such increases as may be determined appropriate in the discretion of DSPC's Compensation Committee of the Board of Directors ("Compensation Committee").
         b. PAYMENT. Pezzola's fixed salary shall be payable on a semi-monthly basis.
         c. BONUS COMPENSATION. During the employment term, Pezzola shall participate in each bonus plan adopted by DSPC, and shall receive such other bonus pay as may be determined reasonable in the discretion of the Compensation Committee.
         d. VACATION. Pezzola shall accrue paid vacation at the rate of twenty-five (25) days for each twelve (12) months of employment. Pezzola shall be compensated at his usual rate of compensation during any such vacation. Pezzola shall be entitled to ten (10) paid holidays during each twelve (12) months of employment. Pezzola shall receive sick leave or disability leave in accordance with the terms of the Corporation's standard sick leave or disability leave policy.
         e. BENEFITS. Pezzola waives any entitlement he may have as a Corporation employee to any benefits relating to group health, disability, life insurance, retirement and other related benefits as in effect from time to time. Such waiver shall be ineffective, however, for a Corporation employee benefit plan in the event that such waiver would adversely impact the beneficial federal income tax status of such plan. The Corporation shall provide Pezzola with Director and Officer Insurance.
    4. EXPENSES. The Corporation shall reimburse Pezzola for his normal and reasonable expenses incurred for travel, entertainment and similar items in promoting and carrying out the business of the Corporation in accordance with the Corporation's general policy as adopted by the Corporation's management from time to time. The Corporation shall pay Pezzola's cellular telephone expenses up to an amount equal to Three Hundred Dollars ($300) per month, unless Pezzola provides documentation to DSPC that Pezzola's cellular telephone use during a particular month was directly related to the business of DSPC, in which case DSPC shall pay all of the cellular telephone expenses attributable to the business of DSPC during such month. As a condition of payment or reimbursement, Pezzola agrees to provide the Corporation with copies of all available invoices and receipts, and otherwise account to the Corporation in sufficient detail to allow the Corporation to claim an income tax deduction for such paid item, if such item is deductible. Reimbursements shall be made on a monthly, or more frequent, basis. The Corporation shall reimburse Pezzola for fifty percent (50%) of all professional membership dues incurred, if any; fifty percent (50%) of all technical books purchased by Pezzola; and one hundred (100%) of all legal education and seminar expenses. The Corporation shall also reimburse Pezzola for fifty percent (50%) of any California Bar Association dues or fees necessary to maintain his certification as an attorney in California. It is noted that Zen Research, Inc. is currently providing an office adjacent to the Corporation's principal place of business to Pezzola at no expense to DSPC or the Corporation.
    5. INDEMNIFICATION. The parties agree to enter into an Indemnification Agreement, effective September 16, 1996, under which DSPC will indemnify Pezzola for actions he may take on behalf of the Corporation or DSPC.
    6. CONFIDENTIALITY AND COMPETITIVE ACTIVITIES. Pezzola agrees that during the employment term he is in a position of special trust and confidence and has access to confidential and proprietary information about the Corporation's business and plans. Pezzola agrees that he will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any similar individual or representative capacity, engage or participate in any business that is in competition, in any manner whatsoever, with the Corporation. Notwithstanding anything in the foregoing to the contrary, Pezzola shall be allowed to invest as a shareholder in publicly traded companies, or through a venture capital firm or an investment pool.
    7.   TERMINATION.
         a. TERMINATION BY PEZZOLA. Pezzola may voluntarily terminate his employment hereunder upon sixty (60) days' advance written notice to the Corporation.
         b. TERMINATION FOR CAUSE. The Corporation may immediately terminate Pezzola's employment at any time for cause. Termination for cause shall be effective from the receipt of written notice thereof to Pezzola specifying the grounds for termination and all relevant facts. Cause shall be deemed to include: (i) material neglect of his duties or a significant violation of any of the provisions of this Agreement, which continues after written notice and a reasonable opportunity (not to exceed thirty (30) days) in which to cure;
(ii) fraud, embezzlement, defalcation or conviction of any felonious offense; or
(iii) intentionally imparting confidential information relating to the Corporation or DSPC or their business to competitors or to other third parties other than in the course of carrying out his duties hereunder. The Corporation's exercise of its rights to terminate with cause shall be without prejudice to any other remedy it may be entitled at law, in equity, or under this Agreement.
         c. TERMINATION UPON DEATH OR DISABILITY. This Agreement shall automatically terminate upon Pezzola's death. In addition, if any disability or incapacity of Pezzola to perform his duties as the result of any injury, sickness, or physical, mental or emotional condition continues for a period of thirty (30) business days (excluding any accrued vacation) out of any one hundred twenty (120) calendar day period, the Corporation may terminate Pezzola's employment upon written notice. Payment of salary to Pezzola during any sick leave shall only be to the extent that Pezzola has accrued sick leave or vacation days. Pezzola shall accrue sick leave at the same rate generally available to the Corporation's employees.
         d. SEVERANCE PAY. If this Agreement is terminated without cause pursuant to Section 7.a. (above), the Corporation shall pay Pezzola a severance/consulting fee equal to the full amount of the compensation that he could have expected under this Agreement, as and when payable under this Agreement, without deduction except for tax withholding amounts, through the end of the term, during which Pezzola shall remain as a consultant to the Corporation. If this Agreement is terminated with cause pursuant to Section 7.b. (above), the Corporation shall not be obligated to pay Pezzola any severance/consulting fee. If this Agreement is not renewed on or after December 31, 1998, then the Corporation shall pay Pezzola a severance/consulting fee equal to his then-current monthly rate of fixed salary compensation, multiplied by the number three (3).

    8.   CORPORATE OPPORTUNITIES.
         a. DUTY TO NOTIFY. In the event that Pezzola, during the employment term, shall become aware of any material and significant business opportunity directly related to any of the Corporation's significant businesses, Pezzola shall promptly notify the Corporation's Directors of such opportunity. Pezzola shall not appropriate for himself or for any other person other than the Corporation, or any affiliate of the Corporation, any such opportunity unless, as to any particular opportunity, the Board of Directors of the Corporation fails to take appropriate action within thirty (30) days. Pezzola's duty to notify the Corporation and to refrain from appropriating all such opportunities for thirty (30) days shall neither be limited by, nor shall such duty limit, the application of the general law of California relating to the fiduciary duties of an agent or employee.
         b. FAILURE TO NOTIFY. In the event that Pezzola fails to notify the Corporation of, or so appropriates, any such opportunity without the express written consent of the Board of Directors, Pezzola shall be deemed to have violated the provisions of this Section notwithstanding the following:
              i. The capacity in which Pezzola shall have acquired such opportunity; or
              ii. The probable success in the Corporation's hands of such opportunity.
         c. CORPORATION DEFINED. For purposes of Sections 6 and 8 hereof, the term "Corporation" shall also include DSPC and all of DSPC's subsidiaries.
    9.   MISCELLANEOUS.
         a. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes and replaces any prior agreements and understandings, whether oral or written between them with respect to such matters. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement.
         b. NO IMPLIED WAIVERS. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provision.

         c. PERSONAL SERVICES. It is understood that the services to be performed by Pezzola hereunder are personal in nature and the obligations to perform such services and the conditions and covenants of this Agreement cannot be assigned by Pezzola. Subject to the foregoing, and except as otherwise provided herein, this Agreement shall inure to the benefit of and bind the successors and assigns of the Corporation.
         d. SEVERABILITY. If for any reason any provision of this Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions hereof shall not be affected thereby, provided that no such severability shall be effective if it causes a material detriment to any party.
         e. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.
         f. NOTICES. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally, or if given by prepaid telegram, or mailed first-class, postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been given seventy-two (72) hours after such delivery, if addressed to the other party at the addresses as set forth on the signature page below. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner above provided.
         g. MERGER, TRANSFER OF ASSETS, OR DISSOLUTION OF THE CORPORATION. This Agreement shall not be terminated by any dissolution of the Corporation resulting from either merger or consolidation in which the Corporation is not the consolidated or surviving corporation or a transfer of all or substantially all of the assets of the Corporation. In such event, the rights, benefits and obligations herein shall automatically be assigned to the surviving or resulting corporation or to the transferee of the assets.
         h. CONFLICT POTENTIAL AND DUTY TO NOTIFY. Pezzola agrees to notify the Chairman of the Compensation Committee of: (1) any investments in any company or other entity of his own personal funds which is in excess of $200,000; (2) any investment which results in Pezzola owning over five percent (5%) of an entity; or (3) any other employment or consulting arrangement to which Pezzola is a party. If the Chairman of the Compensation Committee deems such investment or arrangement to be a conflict, he and Pezzola shall attempt to resolve the conflict. If such conflict cannot be so resolved, then the Chairman of the Compensation Committee shall discuss the matter with the entire Board, and bring the matter to the Corporation's outside counsel.
    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DSP TELECOM, INC.                          DSP COMMUNICATIONS, INC.
a California corporation                   a California corporation
20300 Stevens Creek Blvd., Ste. 465        20300 Stevens Creek Blvd., Ste. 465
Cupertino, CA  95014                       Cupertino, CA 95014


By:   /s/ Nathan Hod                       By:   /s/ Lewis Broad
   ---------------------------------          --------------------------------
   Nathan Hod, Chairman of the Board        Lewis Broad, Chairman of the
                                            Compensation Committee




  /s/ Stephen P. Pezzola
----------------------------
STEPHEN P. PEZZOLA
40 Yorkshire Drive
Oakland, CA  94618